UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2020

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, the Board of Directors (the “Board”) of Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), elected James V. Cassella, Ph.D. to the Board as a Class I Director, effective immediately, with a term expiring at the 2020 annual meeting of stockholders.

Dr. Cassella has served as Chief Development Officer for Concert Pharmaceuticals, Inc. (“Concert”), a publicly-traded biotechnology company, since February 2015. Prior to joining Concert, Dr. Cassella served as Executive Vice President, Research and Development and Chief Scientific Officer of Alexza Pharmaceuticals, Inc. from July 2012 to January 2015 and served as its Senior Vice President, Research and Development from June 2004 to July 2012. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation (“Neurogen”), a publicly traded biotechnology company. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in Physiological Psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in Psychology from the University of New Haven.

There are no arrangements or understandings between Dr. Cassella and any other person pursuant to which he was elected as a director of the Company.

In accordance with the Company’s director compensation program, Dr. Cassella will receive an annual cash retainer of $35,000 for service on the Board which is payable quarterly in arrears. In addition, under the Company’s director compensation program, upon his election as a director, Dr. Cassella was granted an option on February 13, 2020 to purchase 23,684 shares of the Company’s common stock at an exercise price per share of $5.50. This option vests as to 50% of the shares on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of stockholders held following the date of grant with the remainder vesting on the earlier of the second anniversary of the date of grant or the date of the second annual meeting of stockholders held following the date of grant, and becomes exercisable in full upon the occurrence of a change in control of the Company. For a full description of the Company’s director compensation program, see Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-230745) filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2019.

Also in connection with Dr. Cassella’s election to the Board, Dr. Cassella will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-230745) filed with the SEC on April 5, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Cassella for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

A copy of the Company’s press release announcing Dr. Cassella’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 18, 2020*

*	The information contained in Exhibit 99.1 attached hereto relating to Item 5.02 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: February 18, 2020	By:	/s/ Jennifer L. Good
Name: Jennifer L. Good
Title: President and Chief Executive Officer